Exhibit 10.2


                        CONFIDENTIAL TREATMENT REQUESTED
                        --------------------------------

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS IDENTIFIED BY THREE ASTERISKS, AS FOLLOWS "* * *", AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                            AMENDED SUPPLY AGREEMENT
                            ------------------------

NEPHROS, Inc., a company organized and existing under the laws of the State of Delaware, having offices at 3960 Broadway, New York, NY 10032, USA and inclusive of its wholly owned subsidiary Nephros International Ltd. located at 1st Floor, Suite 5, The Avenue, Beacon Court, Sandyford, Dublin 18, Ireland (hereinafter collectively referred to as "NEPHROS")

and

Membrana GmbH, a company organized and existing under the laws of Germany having offices at Oehder Str. 28, D-42289 Wuppertal, Germany (hereinafter referred to as "Membrana")

WHEREAS, Membrana and NEPHROS are parties to a Supply Agreement dated December 17, 2003 (the "Original Agreement"). Capitalized terms used in this Agreement, but not defined herein shall have the meanings ascribed to them in the Original Agreement.

WHEREAS, Membrana and NEPHROS desire to amend the Original Agreement.

NOW, THEREFORE, the parties hereby agree to the following:

The Original Agreement is hereby amended and restated in its entirety by the following:

Article 1:  Scope of the Agreement
----------------------------------

This Agreement shall govern all deliveries from Membrana to NEPHROS of all blood contacting capillary membrane types for dialysis. In particular, this Agreement shall cover PUREMA(R) H membranes as specified in Annex I (hereinafter referred to as "PUREMA") and the PUREMA Capillary Membrane Primary Bundles as specified in Annex II and set forth below ("Primary Bundles"). Under the Original Agreement, Membrana is currently supplying Nephros with a limited quantity of DIAPES(R) HF, (hereinafter referred to as "DIAPES") membranes, as specified and defined in the Original Agreement. Membrana agrees to continue to produce DIAPES for Nephros at existing volumes, or as otherwise provided herein, provided that Membrana may discontinue producing DIAPES if it gives Nephros at least * * * written notice of its intent to discontinue production of DIAPES, * * *. NEPHROS agrees to use the appropriate fiber trademark of Membrana, for example, PUREMA(R) H, in its marketing or labelling materials. The use of marketing or labelling materials containing the DIAPES(R) name by Nephros is not allowed in Japan.

Article 2:  Specification of Primary Bundles
--------------------------------------------

Membrana shall produce primary bundles for NEPHROS from PUREMA or DIAPES according to the specifications listed below:

                                      * * *

The parties may agree in writing to modify the above specifications and/or add additional specifications, according to NEPHROS's needs and Membrana's capabilities. In case of a switch to a new specification, unless otherwise agreed to in writing by Membrana, NEPHROS shall purchase all bundles with the former specification, if any, which NEPHROS had ordered and, at the time of the switch, are still in stock at Membrana.

If dialysis membrane types other than, or in addition to, PUREMA or DIAPES will be supplied by Membrana to NEPHROS then a signed supplement will be added to this Agreement before the first shipment of such membranes (any such membranes, together with PUREMA and DIAPES Primary Bundles are referred to herein collectively as "Product").

Article 3:  Prices
------------------

3.1 The prices for Products containing either DIAPES or PUREMA shall be as follows:

     The parties agree on the following block-discounted price schedule for the purchase of quantities of Product per calendar year.

                                      * * *

     For purposes of calculating prices under this table "volume" will be calculated as the sum of kilometres of Product ordered by NEPHROS and delivered by Membrana through purchase orders issued for delivery during the calendar year indicated by the purchase order due date. Each Product delivery will be included in the "volume" quantity for one calendar year only. Note that these prices are all incremental, not cumulative or average prices. For clarification, the first * * * of membranes ordered * * * in a year will be * * *. No rebate or other mechanism will affect this price regardless of the actual volume purchased that year. However, the next * *
     * ordered will be at * * *.

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     Each year in * * *, NEPHROS and Membrana may jointly agree on an invoice price for the following year. Such invoice price shall be set according to the block-discount pricing table set forth above in paragraph 3.1 or as otherwise negotiated between the Parties, and the volume reasonably and jointly expected for the following year.


     * * *


3.2 All prices are ex works Wuppertal, packing included.

3.3  * * *

3.4 Each month NEPHROS shall provide Membrana with a non-binding forecast indicating its expected requirements of Products for the three months following the month for which orders have been placed

3.5 The delivered volume per bundle type may exceed or fall below the ordered/confirmed amount by * * *.

Article 4:  Payment and Delivery Terms
--------------------------------------

4.1 NEPHROS shall send the purchase order at least * * * before shipment date, indicating the membrane type, bundle specification, number of bundles, and the requested shipping date.

     Membrana will send NEPHROS an order confirmation indicating the details of the relevant order and providing an estimated date of shipment. Any deviations from this confirmation will be communicated to NEPHROS as soon as they become known.

4.2 Membrana will invoice NEPHROS at time of shipment, consistent with ex-works Wuppertal terms.

4.3 NEPHROS shall effect the payment of the purchase price in Euro * * *. Payment shall be made by wire transfer to Membrana's account * * *, or as otherwise specified by Membrana from time to time.

Article 5:  Quality Data &Technical & Scientific Support
--------------------------------------------------------

With each shipment, Membrana shall provide to both NEPHROS and the "ship-to" location the 'QC Data List' and the 'Attachment to MQ-Specification' as given in ANNEX III. At NEPHROS's request, Membrana shall provide NEPHROS with technical and scientific information about each Product, including such information regarding the membrane types used.

Article 6:  Intentionally left blank
------------------------------------

Article 7:  Exclusivity
-----------------------

7.1 Subject to section 7.2, 7.3 and 7.4, Membrana shall supply NEPHROS' requirements for Products and NEPHROS agrees that it and its Affiliates and licensees shall use Membrana Products exclusively for all blood contacting medical devices sold or marketed * * *. Where it is not contractually obligated to do otherwise, NEPHROS will consider Membrana in good faith in evaluating its Product opportunities in the * * *, but shall have no obligation to choose Membrana as supplier in offering product in the * * *. "Affiliates" shall mean any entity in which either party, directly or indirectly, owns or controls fifty percent (50%) or more of the ownership indicia, or otherwise controls the decision-making authority.

7.2   * * *

7.3 If, for any reason, Membrana fails to deliver a sufficient quantity of Products meeting applicable specifications to timely satisfy NEPHROS's requirements for blood contacting dialysis membranes, and provided that NEPHROS has reasonably forecast demand under section 3.3 above, then NEPHROS may purchase the quantity of membranes which Membrana cannot deliver from any other supplier. If such failure on the part of Membrana constitutes a breach of this Agreement, the exception to exclusivity contained in this Section 7.3 shall be in addition to any other remedies that may be available to NEPHROS for such breach.

7.4   * * *

Article 8:  Confidentiality
---------------------------

Each of Membrana and NEPHROS (in such capacity, the "Receiving Party") shall keep strictly confidential any information disclosed by the other (in such capacity, the "Disclosing Party") during the term of this Agreement which is confidential by nature or expressly marked as confidential (collectively, "Confidential Information"), and shall include, without limitation all purchase orders, prices, quantities and membrane specifications. The Receiving Party shall at all times keep documents or other materials containing Confidential Information of the Disclosing Party in a secure place, shall not use such Confidential Information for any purpose other than its performance under, and its evaluation of the relationship created by, this Agreement, except as otherwise agreed to in writing or required by law or legal process, and shall not disclose any of the Confidential Information of the Disclosing Party in any manner whatsoever, in whole or in part, for any reason or purpose whatsoever except if such Receiving Party is required by a court of competent jurisdiction to so disclose after notice has been given to the Disclosing Party and the Disclosing Party has had an opportunity to oppose such disclosure or seek a protective order to the extent practicable. Notwithstanding the foregoing, "Confidential Information" shall not include anything the Receiving Party can establish (1) is generally known to the public other than as a result of the breach by the Receiving Party or any affiliate of the Receiving Party of an obligation of confidentiality to the Disclosing Party, (2) was known by the Receiving Party (as evidenced by written records) prior to its receipt by the Receiving Party from the Disclosing Party, (3) was disclosed to the Receiving Party by a third party under no obligation of confidence, or (4) was developed by the Receiving Party independently of any disclosure made by the Disclosing Party to the Receiving Party, provided, that the Receiving Party shall have the burden of showing that such information was developed independently of any disclosure by the Disclosing Party.

Article 9: Term
---------------

9.1 This amended Agreement shall enter into force upon signature of the last signing party (the "Effective Date") and shall remain in force until terminated in accordance with this Article 9.

9.2 Either NEPHROS or Membrana (in such capacity, the "Terminator") may terminate this Agreement by notice to the other (in such capacity, the "Terminatee") upon the occurrence of any of the following:

          (a) the Terminatee fails to perform any covenant or agreement contained herein in any material respect and such failure is not curable or if curable is not cured within 30 days of notice from the Terminator;

      (b) A petition for an order of relief under any bankruptcy, insolvency, or reorganization statute is filed against the Terminatee and is not discharged or dismissed or stayed within 60 days thereafter or a custodian, receiver or trustee is appointed for the Terminatee or substantially all of its business or assets, or the Terminatee ceases business, makes a general assignment for the benefit of creditors, resolves to go into voluntary liquidation or is adjudicated a bankrupt or otherwise seeks relief pursuant to any bankruptcy, insolvency or reorganization statute or proceeding.

9.3 On or after October 1, 2009, either NEPHROS or Membrana may give notice to terminate this Agreement, with or without cause, with termination effective * *
* after written notice to the other party.

9.4 Termination of this Agreement will not affect any purchase orders existing on the date of termination, which will continue to be governed by this Agreement. Furthermore, Articles 8 and 10 shall survive any termination of this Agreement.

Article 10:  Choice of Law, Arbitration
---------------------------------------

This agreement shall be governed by the laws of the state of Delaware, without regard to its conflict of laws principals. All disputes arising in connection with the present contract shall be finally resolved by arbitration in New York, New York before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final, binding and conclusive on the parties and the arbitrator shall have the power to award costs and expenses. Any such decision may be entered in any court of competent jurisdiction.

Article 11:  Miscellaneous
--------------------------

11.1 Except as otherwise provided for this agreement, Membrana's Terms and Conditions of Sale (the "General Conditions"), enclosed as Annex IV, shall apply. Without limiting the generality of the foregoing: * * *.

11.2 If any provision of this agreement should become invalid this shall in no way interfere with the validity of the remaining provisions. The parties will then replace the provision declared invalid by another provision coming the closest possible to the provision declared invalid.

11.3 All notices, certificates, acknowledgments, consent, approvals and other communications hereunder shall be in writing and shall be mailed by certified U.S. mail or German equivalent, sent through an international overnight delivery service or delivered by personal delivery to any party hereto at its address as set forth in the preamble to this Agreement. Delivery of any notice, certificate, acknowledgment, consent, approval or other communication hereunder shall be effective upon actual receipt thereof.

11.4 The rights and obligations under this Agreement shall not be assignable without the prior written consent of the other party. Such consent is not to be unreasonably withheld provided the assignee agrees to be bound by the terms and conditions of the Agreement. In the case of an affiliate or successor entity, a Party may assign the rights and obligations under this Agreement with prior written consent of the other party provided the assignee agrees to be bound by the terms and conditions of the Agreement. In the event that NEPHROS or its technology for blood contacting medical devices is acquired or otherwise comes under control of any third party, subject to Membrana's reasonable consent, such third party shall receive the benefit of and be bound by the terms of this Agreement.

11.5  Any modifications of this Agreement must be made in writing.

11.6 This Agreement constitutes the entire agreement between NEPHROS and Membrana and supersedes any previous agreement between the parties relating to the subject matter of this agreement, including without limitation, the Original Agreement. This Agreement may be signed in counterparts.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the respective dates set forth below.


New York, June 13, 2005                         Wuppertal, June 16, 2005


NEPHROS, INC.                                   Membrana GmbH


By: /s/ Norman J. Barta                         By: /s/ Ulf Seidel
   -------------------------                       -----------------------------
   Name:  Norman J. Barta                          Name:  Dr. Ulf Seidel
   Title: President & CEO                          Title: VP Sales and Marketing

                                     ANNEX I
                                     -------
                                   Data Sheet

                                      * * *

                                    ANNEX II
                                    --------
                           Primary Bundles Data Sheet

                                      * * *

                                    ANNEX III
                                    ---------
                  QC Data List & Attachment to MQ-Specification

                                      * * *

                                    ANNEX IV
                                    --------

                                  Membrana GmbH

                          TERMS AND CONDITIONS OF SALE
                          ----------------------------

1. Scope of Agreement. These Terms and Conditions shall govern the sale of goods from Membrana GmbH or its subsidiaries ("Membrana") to the customer (the "Customer"). Any terms or conditions of Customer's purchase order which do not comply with the terms and conditions set forth below shall not apply to this sale.

2. Delivery. Membrana shall deliver the goods identified on the face of the invoice (and/or by written order acknowledgment) (the "Product") to Customer on the shipment terms stated on the face of the invoice (and/or by written order acknowledgment). Delivery dates are approximations. If there is a delay in shipment for more than 30 days due to events within Membrana's control, Customer may cancel delivery of this particular shipment by providing written notice to Membrana of its desire to do so. IN NO EVENT SHALL MEMBRANA BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OCCASIONED BY ANY DELAY IN DELIVERY.

3. Risk of Loss. Delivery of the Products to a common carrier or licensed trucker shall constitute delivery to Customer. Customer will bear the risk of any loss or damage in transit and Customer shall be responsible for transportation costs, insurance costs, customs fees, taxes charged and any other governmental levy imposed by law on account of the sale of the Products.

4. Inspection and Acceptance. Customer shall inspect the Products when they are delivered to the Customer. All claims for nonconforming Products shall be deemed waived unless made in writing and received by Membrana within 120 days after delivery (the "Inspection Period"). Customer shall afford Membrana prompt and reasonable opportunity to inspect all such nonconforming Products. No claim shall be effective if made after the Products have been cut or otherwise processed in any manner. No Products can be accepted for credit unless the return has been previously authorized by Membrana.

5. Payment. All payments are due and payable within 30 days of receipt or invoicing, whichever comes first. All payments owing beyond 30 days are subject to interest charges of 1.5% per month. Membrana may agree to a longer period if provided on the face of the Invoice or in any written Supply Agreement.

6. Product Approvals. Customer agrees that it bears sole responsibility to ensure that its use of the Product conforms with any and all applicable federal, state, provincial, or local laws and that it is Customer's sole responsibility to obtain any governmental approvals necessary to use the Product. Final determination of the suitability of the Product purchased and sold hereunder for the use contemplated by Customer is the sole responsibility of Customer and Membrana shall not be responsible for the suitability of such Products for any particular end use.

7. Cancellations. Cancellation by Customer for any reason other than as stated in section 2 above requires Membrana's written consent. Membrana may cancel or refuse to ship an order if Customer's credit worthiness at any time becomes unsatisfactory in Membrana's sole discretion.

8. Limited Warranty.

a. Membrana is not aware of all the uses and applications for which its Products are purchased. Membrana warrants that its Products will meet the Specifications.

b. OTHER THAN AS STATED IN PARAGRAPH 8(a) ABOVE, MEMBRANA DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

c. Customer agrees that it will not alter, amend, or add to Membrana's limited warranty herein. If Customer offers further additional warranties or makes any representations on its own, such warranties and/or representations will clearly state that they are Customer's additional warranties and not those of Membrana.

9. Limitation of Remedy. IN THE EVENT OF ANY CLAIMED OR ACTUAL BREACH OF WARRANTY, CUSTOMER'S SOLE AND EXCLUSIVE REMEDY IS THE RETURN AND REPLACEMENT OF ANY NONCONFORMING PRODUCT, IN NO EVENT SHALL MEMBRANA BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, STATUTORY, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROPERTY, PERSONAL INJURY, AND LOSS OF BUSINESS OR PROFITS OR OTHER ECONOMIC LOSSES, REGARDLESS OF THE NATURE OF THE CLAIM OR THEORY OF RECOVERY.

10. Indemnity. Customer agrees to indemnify Membrana for all costs and expenses, including reasonable attorney's fees, incurred in collecting any unpaid amounts or enforcing this Agreement. Customer agrees to indemnify and hold Membrana harmless from all losses, expenses, claims, or causes of action arising from Customer's use or resale of the Product, including any third-party claims for personal injury or property damage, regardless of the nature of the claim or whether Membrana or the Product is alleged to be at fault.

11. Force Majeure. The expression Force Majeure includes any actual or threatened Act of God, war, the public enemy, mobilization, riot, strike, lockout or labor difficulties, drought, fire, flood, explosion, accident, shortage of cars, labor or raw materials, delays of carriers, embargoes, the acts or orders of governments or political subdivisions thereof, or any other contingency or cause beyond the reasonable control of Membrana which hinders the manufacture, shipment, or transport of articles sold hereunder, or beyond the reasonable control of Customer, which prevents the use of the articles sold hereunder. The affected party may, at its option, on written notice to the other party, cancel this Agreement pending Force Majeure without liability to the other party for any damages arising out of any failure to deliver or failure to accept resulting from Force Majeure provided, however, Customer shall be liable for payment for all articles in process and/or manufactured until date of receipt by Membrana of said written notice.

12. Governing Law. The place of performance of this Agreement, including the sale of the Product, and all questions concerning the validity, interpretation, or performance of any of its terms or provisions or of any right or obligations of the parties hereto shall be resolved according to the domestic laws of the State of North Carolina, USA, without regard to its conflict of law rules. The parties irrevocably submit to the exclusive jurisdiction of the courts of North Carolina, USA to resolve any dispute arising from this sale. The UN convention on the international sale of goods shall not apply to this sale.

13. Price Changes. If, during the term of this Agreement, changes occur in one or more factors impacting Membrana's price calculation, such as costs of materials, energy and other inputs, governmental actions, cost of freight for raw materials, insurance premiums, exchange rates, taxes, etc., Membrana shall be entitled to increase Product prices accordingly. Membrana will inform Customer in writing of the price increase. The Customer will be deemed to accept the price increase unless it informs Membrana within 7 days after receipt of such notice that it wishes to terminate this Agreement. In such event this Agreement will be considered terminated as to the affected quantities and neither party shall be entitled to recover direct, indirect or consequential damages as a result thereof.

                                     ANNEX V

                                      * * *